Exhibit 99.1



     Pope Resources Reports Breakeven 2003 Fourth Quarter Earnings

   POULSBO, Wash.--(BUSINESS WIRE)--Jan. 30, 2004--Pope Resources (Nasdaq:POPEZ) reported breakeven results, or less than one cent per diluted ownership unit, on revenues of $5.7 million for the quarter ended December 31, 2003. This compares to net income of $0.7 million, or 15 cents per diluted ownership unit, on revenues of $7.8 million, for the same period in 2002.
   Net income for the twelve months ended December 31, 2003 totaled $3.5 million, or 78 cents per diluted ownership unit, on revenues of $27.0 million. For the corresponding period in 2002, the Partnership reported net income of $3.3 million, or 74 cents per diluted ownership unit, on revenues of $32.2 million.
   "While overall earnings for the year were up a modest 6%, we saw some encouraging signs in our results," said David L. Nunes, President and CEO. "In our Fee Timber segment, since we own no mills, we took advantage of the operating flexibility this affords us by front-end loading our planned timber harvest for 2003 into the first three quarters of the year. This operating strategy allowed us to move into harvest units that had a heavier component of hardwood logs, which was a market that enjoyed strong pricing in 2003. This translated into average log prices for the year that declined by only 2% (or $12/MBF) versus a decline of 4% (or $21/MBF) in our primary domestic softwood log market. At the end of 2002, we lost an important third-party timberland management client representing over $4 million in annual revenues, which was the main factor in the decline in our total revenues year over year. However, with improved profitability on the remaining business and a $1 million reduction in general and administrative costs driven by this change, we made up most of the impact of this lost business."
   "The main driver for fourth quarter results was a lower log harvest volume, which related to our decision to front-load the 2003 annual timber harvest into earlier months. We harvested less than 16% of our annual volume in 2003's fourth quarter, while 2002's comparable period saw a harvest volume at nearly 25% of the annual level. Notwithstanding fourth quarter results coming in at a break-even level, we finished the year with a flurry of activity that we can build on in future years. At the end of the year, we announced the signing of a purchase and sale agreement to acquire 3,300 acres of fee timberland in Washington. We closed on this sale in early January and expect it to contribute meaningfully to harvest levels in 2004 and 2005, inasmuch as the property has a significant component of currently merchantable timber. We also announced the signing of a purchase and sale agreement to sell 20 acres in our Gig Harbor project to Costco, which we expect to close in 2005."
   The fiscal 2002 results included four non-recurring items totaling a loss of $661,000 that should be adjusted out to better understand comparisons to the 2003 results: a charge of $730,000 to adjust a previously established liability for environmental remediation costs at Port Gamble, Washington; a charge of $165,000 for residual home warranty liabilities related to our 2001 sale of operations in Port Ludlow, Washington; restructuring charges of $673,000 in connection with the expiration of a major timberland management contract and the closure of our Canadian offices; and an income tax benefit of $907,000 resulting from the reorganization of our Canadian operations. The 2003 results include no such charges but do include a one-time gain on the sale of an art collection. The following table reconciles between GAAP earnings and what management views as our core operating earnings (without these non-recurring items) with per unit amounts for each:


                                         2003             2002
                                    ---------------- ----------------
                                    ($000's) $/unit  ($000's) $/unit
                                    --------  ------ --------  ------

Net income/(loss)                     3,528  $ 0.78    3,334  $ 0.74
Items not expected to recur:
     Addbacks: Adjustment of liability for
                environmental remediation                730  $ 0.16
               Home warranty liability adjustment        165  $ 0.04
               Restructuring charges                     673  $ 0.15
     Deducts:  Tax benefit on exit
                from Canadian operations                (907) $(0.20)
               Gain on sale of art
                collection             (140) $(0.03)
                                    --------  ------ -------- -------
               Subtotal                (140) $(0.03)     661  $ 0.15
                                    --------  ------ --------  ------
Net income from core operations       3,388  $ 0.75    3,995  $ 0.89
                                    --------  ------ --------  ------


   Fee Timber

   Operating income from Fee Timber operations totaled $1.2 million in the fourth quarter of 2003 versus $2.6 million in the fourth quarter of last year, with the difference attributable to planned reductions in harvest volume. As the following table points out, our fourth quarter 2003 harvest volume of 7.1 million board feet (MMBF) was down 37% from the volume harvested in the same quarter a year ago.


                             Volume                Volume
                            decrease              decrease
                          from Q4 '02           from Q3 '03
                    Qtr    to Q4 '03      Qtr    to Q4 '03     Qtr
                   ended  ------------   ended  ------------  ended
                 12/31/03   MBF      % 12/31/02   MBF      % 9/30/2003
Log sale volumes
 (MBF):
 Export conifer      654    (896) -58%   1,550    (293) -31%      947
 Domestic
  conifer          4,893  (2,936) -38%   7,829  (3,987) -45%    8,880
 Pulp conifer      1,267    (230) -15%   1,497    (547) -30%    1,814
 Hardwoods           303     (49) -14%     352    (105) -26%      408
                 -------- ------- ---- -------- ------- ---- ---------
 Total             7,117  (4,111) -37%  11,228  (4,932) -41%   12,049
                 -------- ------- ---- -------- ------- ---- ---------

   In addition, our weighted average log price of $467 per thousand board feet (MBF) for the fourth quarter of 2003 was down $21/MBF (or 4%) from the fourth quarter of 2002, but up $11/MBF (or 2%) from the third quarter of 2003. The following table offers a breakdown of quarterly realized log prices (by market), comparing the fourth quarter of 2003 to the prior year's fourth quarter and this year's third quarter.


                              Price                 Price
                            increase/             increase/
                            (decrease)            (decrease)
                              from                  from
                             Q4 '02                 Q3 '03
                            to Q4 '03             to Q4 '03
                 Qtr ended  ---------- Qtr ended  ---------- Qtr ended
                 12/31/2003  $/MBF   % 12/31/2002  $/MBF   % 9/30/2003

Average price realizations
  (per MBF):
 Export conifer       $595    (19) -3%      $614      53 10%     $542
 Domestic
  conifer             $502    (22) -4%      $524      10  2%     $492
 Pulp conifer         $223     43  24%      $180      15  7%     $208
 Hardwoods            $630    141  29%      $489      71 13%     $559
 Overall              $467    (21) -4%      $488      11  2%     $456


   The price data shown above demonstrates some unexpected firming in log prices late in the year, especially in the export and hardwood markets. A major contributing factor toward the lift in export prices is the weakened state of the U.S. dollar relative to the Japanese yen. We are seeing some continuing strength in log prices continuing into the first quarter of 2004 and are planning to push production forward in 2004 to capitalize on this current pricing environment.
   For the full year 2003, operating income from the Fee Timber segment was $9.7 million compared to $10.2 million for 2002. As the following table shows, overall harvest volumes for the two years were nearly identical but the percentage of the total attributable to export sorts declined from 14% in 2002 to 9% in 2003.


                                            Volume
                                     increase/(decrease)
                                       from '02 to '03
                          Year ended --------------------  Year ended
                          12/31/2003        MBF         %  12/31/2002
Log sale volumes (MBF):
 Export conifer               4,234      (2,046)     -33%       6,280
 Domestic conifer            31,999       1,395        5%      30,604
 Pulp conifer                 6,829         552        9%       6,277
 Hardwoods                    1,945         (30)      -2%       1,975
                          ---------- -------------------- ------------
 Total                       45,007        (129)       0%      45,136
                          ---------- -------------------- ------------


   The following table shows that our average weighted log price for 2003 dropped $12/MBF (or 2%) from 2002 levels. Price declines in the domestic sorts were offset by stronger pricing obtained for hardwoods and pulp logs.


                                              Price
                                       increase/(decrease)
                                         from '02 to '03
                            Year ended ------------------- Year ended
                             12/31/03       $/MBF        %  12/31/02
Average price realizations
 (per MBF):
  Export conifer                 $574           -       0%       $574
  Domestic conifer               $514         (21)     -4%       $535
  Pulp conifer                   $215          38      21%       $177
  Hardwoods                      $560          81      17%       $479
  Overall                        $476         (12)     -2%       $488


   As a result of our January 2004 acquisition of 3,300 acres adjacent to our Columbia tree farm, we expect total log harvest volume for 2004 (and 2005) to be 58 MMBF, as compared to the 45 MMBF sustainable cut we expect to resume in 2006. This expectation derives largely from the fact that the newly purchased property has a heavy component of merchantable timber.

   Timberland Management and Consulting

   Current quarter results for this segment compare favorably to 2002's fourth quarter as the result of disposition fee revenue in connection with a third-party management contract. The year-to-date results compare unfavorably to the prior year's comparable periods as a result of reduced timberland management fees in 2003. This unfavorable comparison occurs notwithstanding that 2002 results include $583,000 of restructuring charges associated with the expiration of a major timberland management contract and the closure in late 2002 of our Canadian consulting offices. The following table provides a view of operating results for the segment with and without restructuring charges in 2002:


        (all amounts in $000's)          Fourth Quarter    Full Year
                                         --------------- -------------
                                           2003    2002   2003   2002
                                         ------- ------- ------ ------

Operating income/(loss)                     717    (134)   272    919
Add back: restructuring charges                     583           583
                                         ------- ------- ------ ------
Operating income/(loss) - as adjusted       717     449    272  1,502
                                         ------- ------- ------ ------


   Disposition fees generated in 2003 resulted from the successful completion of a three-year project to dispose of the properties owned by a timberland management client. As we begin 2004, we are without a major third-party timberland management contract for the first time since 1997. As such, segment revenues and operating income in fiscal year 2004 are expected to be significantly lower unless new contracts can be secured.

   Real Estate

   Fourth quarter 2003 results for this segment are comparable to 2002's fourth quarter after adjusting the current period's operating loss for a one-time sale of an art collection. For the full year, after adjusting for non-recurring items in both 2003 and 2002, results were stronger based on the net effect of improved operating income in Port Gamble offset somewhat by higher costs associated with our Gig Harbor project. The following table provides a view of operating results for the segment with and without the 2003 art sale and the 2002 special charges.


         (all amounts in $000's)             Fourth       Full Year
                                             Quarter
                                          ------------- --------------
                                           2003   2002   2003    2002
                                          ------ ------ ------ -------

Operating loss                             (218)  (349)  (476) (1,667)
Add back: environmental reserve charges                           730
Add back: warranty reserves                                       165
Less: gain on fine art sale                (140)         (140)
                                          ------ ------ ------ -------
Operating loss - as adjusted               (358)  (349)  (616)   (772)
                                          ------ ------ ------ -------

   Segment revenues and operating income for Real Estate in fiscal year 2004 are expected to significantly outperform 2003 results and produce meaningful operating income based primarily on anticipated property sales.

   General and Administrative

   General and administrative costs for the fourth quarter 2003 declined by 32% from the fourth quarter of 2002 to $738,000 as we trimmed overhead costs in response to a loss of acres under management. For the full year 2003, costs of $2.8 million were $1.0 million (or 26%) below the comparable level in 2002. We expect general and administrative costs for 2004 to be in line with 2003 amounts. The following table compares general and administrative costs with and without restructuring charges in 2002:


      (all amounts in $000's)         Fourth Quarter      Full Year
                                     ---------------- ----------------
                                       2003     2002    2003     2002
                                     -------  ------- -------  -------

General and administrative costs       (738)  (1,078) (2,842)  (3,864)
Add back: restructuring                                            90
                                     -------  ------- -------  -------
General and administrative costs - as
 adjusted                              (738)  (1,078) (2,842)  (3,774)
                                     -------  ------- -------  -------


   Capital expenditures for 2003 and 2002 were $2.0 and $2.2 million, respectively. The Partnership's debt to total capitalization ratio, as measured on a book basis, improved to 45% as of December 31, 2003 from 47% at the end of 2002.

   About Pope Resources

   Pope Resources, a publicly traded limited partnership, and its subsidiaries Olympic Resource Management and Olympic Property Group, own 118,000 acres of timberland and development property in Washington. In addition, we provide forestry consulting and timberland investment management services to third-party owners and managers of timberland in Washington, Oregon, and California. The company and its predecessor companies have owned and managed timberlands and development properties for more than 150 years. Additional information on the company can be found at www.orm.com. The contents of our website are not incorporated into this release or into our filings with the Securities and Exchange Commission.
   This press release contains a number of projections and statements about our expected financial condition, operating results, business plans and objectives. These statements reflect management's estimates based on current goals and its expectations about future developments. Because these statements describe our goals, objectives, and anticipated performance, they are inherently uncertain, and some or all of these statements may not come to pass. Accordingly, they should not be interpreted as promises of future management actions or financial performance. Our future actions and actual performance will vary from current expectations and under various circumstances these variations may be material and adverse. Some of the factors that may cause actual operating results and financial condition to fall short of expectations include factors that affect our ability to anticipate and respond adequately to fluctuations in the market prices for our products; environmental and land use regulations that limit our ability to harvest timber and develop property; labor, equipment and transportation costs that affect our net income; and economic conditions that affect consumer demand for our products and the prices we receive for them. Other factors are set forth in that part of our Annual Report on Form 10-K entitled "Management's Discussion & Analysis of Financial Condition and Results of Operation - Risks and Uncertainties." Other issues that may have an adverse and material impact on our business, operating results, and financial condition include those risks and uncertainties discussed in our other filings with the Securities and Exchange Commission.
   The Company considers earnings (net income or loss) before interest expense, income taxes, depreciation, depletion and amortization (EBITDDA) to be a relevant and meaningful indicator of liquidity and earnings performance commonly used by investors, financial analysts and others in evaluating companies in its industry and, as such, has provided this information in addition to the generally accepted accounting principle-based presentation of net income or loss.


           Pope Resources, A Delaware Limited Partnership
                            Unaudited

                 CONSOLIDATED STATEMENTS OF OPERATIONS
                        (all amounts in $000's)

                              Three months ended  Twelve months ended
                                    Dec.31,             Dec. 31,
                                 2003      2002       2003       2002

Revenues                      $ 5,679   $ 7,766   $ 27,036   $ 32,192
Costs and expenses:
  Cost of sales                (1,783)   (2,875)   (10,540)   (11,354)
  Operating expenses           (2,899)   (3,858)    (9,873)   (15,251)
Opertaing income                  997     1,033      6,623      5,587
  Interest, net                  (711)     (733)    (2,806)    (2,894)
  Minority interest               (47)      (12)       (47)      (147)
Income before income taxes        239       288      3,770      2,546
Income tax
 benefit/(provision)             (239)      408       (242)       788
Net income                          -       696      3,528      3,334

Average units outstanding -
 Basic (000's)                  4,518     4,518      4,518      4,518
Average units outstanding -
 Diluted (000's)                4,544     4,519      4,522      4,520

Basic net income per unit     $     -   $  0.15   $   0.78   $   0.74
Diluted net income per unit   $     -   $  0.15   $   0.78   $   0.74


                      CONSOLIDATED BALANCE SHEETS
                        (all amounts in $000's)

                                                         Dec. 31,
                                                    2003         2002
Assets:
 Cash and short-term investments              $   10,361  $     6,627
 Other current assets                              2,417        2,291
 Roads and timber                                 48,203       50,316
 Properties and equipment                         23,907       23,514
 Other assets                                      1,420        4,040
     Total                                        86,308       86,788
Liabilities and partners' capital:
 Current liabilities                               3,816        5,126
 Long-term debt, excluding current
  portion                                         36,114       37,665
 Other long-term liabilities                         342          399
 Total liabilities                                40,272       43,190
 Partners' capital                                46,036       43,598
     Total                                        86,308       86,788


             RECONCILIATION BETWEEN NET INCOME AND EBITDDA
                        (all amounts in $000's)

                                            Three months ended
                                    31-Dec-03   31-Dec-02   30-Sep-03

Net income                          $       -   $     696   $     941
Added back:
  Interest, net                           711         733         687
  Depletion                               454         736         779
  Depreciation and amortization           131         164         166
  Income tax expense                      239           -           -
Less:
  Income tax benefit                        -        (408)          -
EBITDDA                             $   1,535   $   1,921   $   2,573



        RECONCILIATION BETWEEN CASH FROM OPERATIONS AND EBITDDA
                        (all amounts in $000's)

                                         Three months ended
                               31-Dec-03     31-Dec-02     30-Sep-03

Cash from operations          $     1,915  $      2,440   $     2,647
Added back:
  Change in working capital
  Interest                            711           733           687
  Deferred profit                      34             3            26
  Income tax expense                  239             -
  Other                                15            52
Less:
  Change in working capital        (1,204)         (875)         (587)
  Deferred profit                       -             -
  Income tax benefit                    -          (408)
  Cost of land sold                                             (200)
  Other                              (175)          (24)
EBITDDA                       $     1,535  $      1,921   $     2,573



                          SEGMENT INFORMATION
                        (all amounts in $000's)

                                Three months ended Twelve months ended
                                      Dec.31,            Dec. 31,
                                    2003     2002      2003      2002

Revenues:
   Fee Timber                    $ 3,809  $ 5,873  $ 22,916  $ 23,298
   Timberland Management &
    Consulting (TM&C)              1,350    1,672     2,386     7,295
   Real Estate                       520      221     1,734     1,599
                                  -------  -------  --------  --------
       Total                     $ 5,679  $ 7,766  $ 27,036  $ 32,192
                                  -------  -------  --------  --------
EBITDDA:
   Fee Timber                      1,717    3,323    12,676    13,363
   TM&C                              736      (94)      341     1,109
   Real Estate                      (195)    (337)     (391)   (1,610)
   General & administrative and
    minority interest               (723)    (971)   (2,537)   (3,558)
                                  -------  -------  --------  --------
       Total                     $ 1,535  $ 1,921  $ 10,089  $  9,304
                                  -------  -------  --------  --------
Depreciation, depletion and
 amortization:
   Fee Timber                        481      729     3,007     3,164
   TM&C                               19       40        69       190
   Real Estate                        23       12        85        57
   General & administrative           62      119       352       453
                                  -------  -------  --------  --------
       Total                     $   585  $   900  $  3,513  $  3,864
                                  -------  -------  --------  --------
Operating income/(loss):
   Fee Timber                      1,236    2,594     9,669    10,199
   TM&C                              717     (134)      272       919
   Real Estate                      (218)    (349)     (476)   (1,667)
   General & administrative         (738)  (1,078)   (2,842)   (3,864)
                                  -------  -------  --------  --------
       Total                     $   997  $ 1,033  $  6,623  $  5,587
                                  -------  -------  --------  --------


                          SELECTED STATISTICS

                                      Three months      Twelve months
                                      ended Dec.31,     ended Dec. 31,
                                      2003     2002     2003     2002

Owned tree farm acres              112,200  112,200  112,200  112,200
Acres under management                   -  157,593        -  157,593
Capital expenditures ($000's)          902      613    2,017    2,158
Depletion ($000's)                     454      736    2,888    3,085
Depreciation ($000's)                  131      164      625      779
Debt to total capitalization            45%      47%      45%      47%



                    QUARTER TO QUARTER COMPARISONS
               (Amounts in $000's except per unit data)

                                      Q4 2003 vs. Q4   Q4 2003 vs. Q3
                                            2002             2003

                                        Total    Per    Total    Per
                                                 Unit            Unit
Net income:
 4th Quarter 2003                            -      -        -      -
 3rd Quarter 2003                                          941   0.21
 4th Quarter 2002                          696   0.15
    Variance                              (696) (0.15)    (941) (0.21)

Detail of earnings variance:
Fee Timber
 Log price realizations (A)               (253) (0.06)     128   0.03
 Log volumes (B)                        (1,195) (0.27)  (1,535) (0.34)
 Timberland sale income                      -      -     (237) (0.05)
 Depletion                                 282   0.06      325   0.07
 Other Fee Timber                         (192) (0.04)     (36) (0.01)
Timberland Management & Consulting
 Management fee changes                   (951) (0.21)     (28) (0.01)
 Other Timberland Mgmnt & Consulting     1,802   0.40      867   0.19
Real Estate
 Other Real Estate                         131   0.03      (26)     -
General & administrative costs             340   0.08      (89) (0.02)
Interest expense                            70   0.02       (7)     -
Other (taxes, minority int., interest
 inc.)                                    (730) (0.16)    (303) (0.07)
                                      --------- ------ -------- ------
Total change in earnings                  (696) (0.15)    (941) (0.21)
                                      ========= ====== ======== ======

(A) Price variance allocated based on changes in price using the current period volume.
(B) Volume variance allocated based on change in sales volume and the average log sales price for the prior period less variance in log production costs.

    CONTACT: Pope Resources
             Tom Ringo, 360-697-6626
             fax, 360-697-1156